Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Loews Cineplex Entertainment Corporation (the “Registrant”) certifies that, to the undersigned’s knowledge:

1)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods covered by the Report.

Date: October 31, 2005

/s/ TRAVIS REID
Travis Reid
President and Chief Executive Officer

Date: October 31, 2005

/s/ JOHN J. WALKER
John J. Walker
Senior Vice President, Chief Financial Officer and Treasurer